Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Hunter Jackson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of NPS Pharmaceuticals, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects, the financial condition and results of operations of NPS Pharmaceuticals, Inc.

Date: May 14, 2003	/s/ HUNTER JACKSON
Hunter Jackson, CEO, President and Chairman of the Board

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to NPS Pharmaceuticals, Inc. and will be retained by NPS Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.